Southwest Georgia Financial Corporation                              SGB
201 First Street S.E.
Moultrie, GA 31768
PH: (229) 985-1120
FX: (229) 985-0251

News Release
INVESTOR AND MEDIA CONTACT:
George R. Kirkland
Senior Vice President and Treasurer
Phone: (229) 873-3830
investorinfo@sgfc.com


For Immediate Release

             Southwest Georgia Financial Corporation Announces
                             Management Changes

* C. Wallace Sansbury promoted to Executive Vice President of Southwest Georgia Bank

* Charles R. Lemons appointed Executive Vice President of Empire Financial Services

MOULTRIE, GEORGIA, February 1, 2007 -- Southwest Georgia Financial Corporation (AMEX: SGB), the parent company of Southwest Georgia Bank, today announced that C. Wallace Sansbury has been promoted to Executive Vice President of Southwest Georgia Bank and Southwest Georgia Financial Corporation effective December 20, 2006. He has been employed with Southwest Georgia Bank for ten years serving as division head of the commercial and agricultural credit division and most recently as manager of the financial institutions department. Mr. Sansbury's previous banking experience includes 27 years with Citizens and Southern National Bank in Valdosta, Albany and Moultrie, Georgia, as well as three years with Regions Bank in Ellijay, Georgia. He is a native of Adel, Georgia, and a graduate of Valdosta State University.

Mr. DeWitt Drew, President and CEO of Southwest Georgia Financial, commented, "Wallace has been a strong contributor to the change and progress we have been through over the last five years. With Wallace becoming a member of the executive management group, we can continue to tap his experience and knowledge while advancing our strategy to expand Southwest Georgia Financial beyond our current geographical area."

The Company also announced that Charles R. Lemons has been appointed Executive Vice President of Empire Financial Services, Inc., the Company's commercial mortgage banking services division located in Milledgeville, Georgia, where he will be responsible for the division's mortgage sales and production. His previous banking experience includes 15 years with Branch Banking and Trust in Hickory, North Carolina, where he most recently held the position of Business Banking Manager and Senior Vice President for the Company's Western North Carolina Region. He was also a Corporate Banker and Middle Market Lender for SunTrust Bank for 12 years in Roanoke, Virginia, and a Commercial Lender and Branch Manager in Winston Salem, North Carolina, for eight years. He joined Southwest Georgia Financial on January 8, 2007.

Mr. Lemons holds a bachelor of business administration degree from Averett University in Danville, Virginia. He graduated from Robert Morris Commercial Lending School in Greenville, North Carolina and the Carolina School of Banking in Chapel Hill, North Carolina. He was awarded his graduate banking degree in 2003 from the Louisiana State University Graduate School of Banking in Baton Rouge, Louisiana.

Mr. Drew noted, "Charlie brings a wealth of experience and new ideas to our mortgage banking business and is a critical component to our succession planning. He's a great addition to the team."

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $290 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County and branch offices located in Baker County, Thomas County, and Worth County. The bank provides, in addition to conventional banking services, investment planning and management, trust management, mortgage banking and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which has an office in Colquitt County. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.